EXHIBIT 99.1

SINOBIOMED UPDATES ON CLINCIAL TRIAL
SUCCESS FOR RECOMBINANT BATROXOBIN (rBat)

PHASE IIa CLINICAL TRIAL COMPLETE; rBat SHOWN TO HAVE SIGNIFICANT EFFECTS AS ANTI-BLEEDING AGENT COMPARED WITH CONTROL GROUP.

(Shanghai, China - September 18, 2007) Sinobiomed Inc. (“Sinobiomed”, or “the Company”) is pleased to update on clinical trial progress for the recombinant batroxobin (“rBat”) made by the Company’s 82% owned subsidiary, Shanghai Wanxing Bio-pharmaceuticals Co., Ltd. ("Shanghai Wanxing").

The results of Phase IIa, the first of two steps in the Phase II Clinical Trial, show that rBat is both safe and efficacious in reducing both the amount of bleeding and bleeding time during surgery. rBat is the world’s first batroxobin to be synthesized through gene recombination in a yeast expression system. Native batroxobin, extracted from pit viper venom, is world’s most prescribed anti-bleeding agent. Since rBAT is produced through genetic engineering, it reduces the risk of biological contamination and neurotoxicity that have been associated with native batroxobin.

The double-blind, randomized, placebo-controlled Phase IIa Clinical Trial was conducted from December 2006 to August 2007 in five Chinese hospitals: Shanghai Changhai, Shanghai Huadong, Shanghai Huashan and Suzhou University’s two affiliated hospitals. Phase IIa had three objectives: to observe rBat’s anti-bleeding effect of rBat on surgical incision by intravenous injection compared to placebo; to select an optimal dose for Phase IIb trial; and to further observe rBat’s safety in clinical use. 119 volunteers were enrolled into the study.

Group allocation and drug administration are as the table followed:
Group	Dose (KU)				patients
	IM (intramuscular)	IV(intravenous)
A	1 placebo	rBat 1.0	1 placebo	1 placebo	23
B	1 placebo	rBat 1.0	rBat 1.0	1 placebo	24
C	1 placebo	rBat 1.0	rBat 1.0	rBat 1.0	24
D		rBat 1.0	1 placebo	1 placebo	24
E	1 placebo	1 placebo	1 placebo	1 placebo	24
Total					119

Bleeding volume of surgical incision:
The surgical incision bleeding of patients receiving rBat was significantly less than that of the patients receiving placebo by statistical analysis (P<0.0001). The blood volumes of the groups are: Group A: 2.15g; Group B: 2.09g; Group C: 2.21g; Group D: 2.16g and Group E: 4.57g.

Bleeding time of the surgical incision:
The bleeding time of patients receiving rBat (no matter in which group) was significantly shorter than that of patients receiving placebo by statistical analysis (P<0.05=0.047). The bleeding times of each group are: Group A: 144 seconds; Group B: 148.5 seconds; Group C: 162.5 seconds; Group D: 133 seconds and Group E (placebo): 234.5 seconds.

Safety Evaluation:
Only one local adverse event of Grade II pain at the injection site was considered possibly related to rBat injection and the pain disappeared spontaneously in two days. The AE occurrence rate was 0.84% (1/119).

A dose of 2KU rBat has been selected for use in Phase IIb and Phase III Clinical Trials. In the Phase IIb trial, now in progress, surgical bleeding and bleeding not associated with surgery are being treated with rBat via intramuscular injection or intramuscular/ intravenous injection together. The trial was designed to observe the anti-bleeding effect of different routes of administration on surgical and non-surgical bleeding. Phase IIb is expected to be finished by the end of December 2007.

Besides testing rBat’s effectiveness in surgical applications, Sinobiomed is also researching and developing an anti-bleeding kit for use in emergency situations, such as traffic accidents and combat.

ABOUT SINOBIOMED INC.

Sinobiomed Inc. is a leading Chinese developer of genetically engineered recombinant protein drugs and vaccines. Based in Shanghai, Sinobiomed currently has 10 products approved or in development: two on the market, one approved and market ready, four in clinical trials and three in research and development. The Company’s products respond to a wide range of diseases and conditions, including malaria, hepatitis, surgical bleeding, cancer, rheumatoid arthritis, diabetic ulcers and burns, and blood cell regeneration. (www.sinobiomed.com)

Contact:
Sinobiomed Investor Relations
Toll Free: 1-866-588-0829
Email: info@sinobiomed.com

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